UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2015

XALLES HOLDINGS INC.

(Exact name of registrant as specified in charter)

Nevada	333-192015	88-0524316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Greyson Place Teaneck, New Jersey	07666
(Address of principal executive offices)	(Zip Code)

1-866-416-3547

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02.

Unregistered Sales of Equity Securities.

On December 30, 2015, Xalles Holdings Inc. (the “Company”) approved the cancellation of 500,000 shares of Series A Preferred Stock issued to Stefan Stojanovic as per Mr. Stojanovic’s request.

On December 30, 2015, the Company approved the issuance of 500,000 shares of Series A Preferred Stock and 100,000 shares of common stock to its new director Mati Baumel.  The issuance of the Series A Preferred Stock and common stock to Mr. Baumel was made in consideration for services to be provided to the Company and were issued in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(a)(2) promulgated thereunder.

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On December 28, 2015, the Company approved the resignation received from Stefan Stojanovic as a Director on the Company’s Board of Directors.  Mr. Stojanovic’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On December 28, 2015, the Company and the majority of its shareholders by written consent, appointed Mati Baumel as a Director.

Mr. Baumel is a Mathematician and Software Developer, Industrial Management Engineer who developed the Polymath NHE platform with a mission of leveraging Artificial Intelligence to innovate and improve the accuracy and efficiency of diagnoses in global healthcare.

In 2003, Mr. Baumel launched T&R International B.V in Amsterdam Netherlands, a programming and development firm focused on Video Motion Detection, Artificial Intelligence technologies and RFID tags and cards.  Some of its projects include: Security systems in London airports, Copenhagen, Glasgow and many others.  His technical consulting work  continued with projects including Medical Performance under War platform for countries and for the World Health Organization on epidemic reaction on, “No Time to Lose” project.  From 2003 to Present Mr. Baumel is the Inventor and Founder at T&R International B.V –Holland, a private company.  From 2012 to Present, Mr. Baumel is the Inventor and Founder at New Health Era S.A- Switzerland, a private company.

Mr. Baumel will serve as the Company’s Director until his duly elected successor is appointed or he resigns.  There are no arrangements or understandings between Mr. Baumel and any other person pursuant to which he was selected as a director.  There are no family relationship between Mr. Baumel and any of the Company’s officers or directors.  Mr. Baumel has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STELLA BLU, INC.
Date: January 5, 2016	By:	/s/ Thomas Nash
Thomas Nash, President & C.E.O.

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